Exhibit 1.1
Execution Version

CRESCENT ENERGY COMPANY
Class A Common Stock
UNDERWRITING AGREEMENT
March 6, 2024
WELLS FARGO SECURITIES, LLC
EVERCORE GROUP L.L.C.
As Representatives of the Several Underwriters,
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
c/o Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Dear Sirs:
1.    Introductory. Independence Energy Aggregator L.P. (the “Selling Stockholder”), as a stockholder of Crescent Energy Company, a Delaware corporation (“Company”), agrees with the several underwriters named in Schedule A hereto (“Underwriters”) to sell to the several Underwriters 12,000,000 shares of its Class A common stock of the Company, par value $0.0001 (the “Class A Common Stock” or the “Firm Securities”). The Selling Stockholder also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,800,000 additional shares of Class A Common Stock (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sale of the Offered Securities are referred to herein as the “Stock”.
The Offered Securities to be sold by the Selling Stockholder consist of shares of Class A Common Stock that are issuable upon redemption of units representing limited liability company interests (the “OpCo Units”) of Crescent Energy OpCo LLC, a Delaware limited liability company (“OpCo”), together with the redemption of an equal number of shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, pursuant to the Amended and Restated Limited Liability Company Agreement of OpCo, dated December 7, 2021 (the “OpCo LLC Agreement”), immediately prior to the Closing Date (as hereinafter defined) on which the Offered Securities are to be sold (such redemption being hereinafter referred to as a “Redemption Transaction” and any such shares issued in a Redemption Transaction hereinafter referred to as “Redemption Shares”). In order to exercise their redemption right pursuant to the terms of the OpCo LLC Agreement, the Selling Stockholder shall deliver a Redemption Notice (as defined in the OpCo LLC Agreement) to the Company and OpCo prior to the Closing Date.
2.    Representations and Warranties of the Company and the Selling Stockholder. (i) The Company represents and warrants to, and agrees with, the several Underwriters that:
(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form S-3 (No. 333-269152), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act (as defined below). At any particular time, such registration statement, in the form then on file with the

Commission, including all material then incorporated by reference therein and all 430B Information and 430C Information (each as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Registration Statement”. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.
The Offered Securities all have been duly registered under the Act pursuant to the Registration Statement.
For purposes of this Agreement:
“430B Information”, with respect to the Registration Statement , means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or, retroactively, deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information”, with respect to the Registration Statement, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 7:00 p.m. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” means the date and time as of which the Registration Statement was filed and became automatically effective pursuant to Rule 462(e).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes- Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange.
“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Any reference in this Agreement to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Time of the Registration Statement or the date of such Statutory Prospectus or the Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.
Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.
(b)    Compliance with Act Requirements. (i) (A) At the Effective Time, and (B) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, including that the interactive data in Extensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the applicable Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date and on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
(c)    Status under the Act. (i) At the time of the filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case, as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
(d)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated March 6, 2024 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
(e)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(c) below, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.
(f)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below).
(g)    Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except, in the case of subsidiaries that are limited partnerships or limited liability companies, as such non-assessability may be limited by applicable state law); and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s Credit Agreement (as defined below).
(h)    Offered Securities. All outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable, and conform to the information in the General Disclosure Package and to the description of capital stock contained in the Final Prospectus in all material respects; at the Closing Date, the Redemption Shares will have been duly authorized, validly issued, fully paid and non-assessable and will conform to the information in the General Disclosure Package and to the description of capital stock contained in the Final Prospectus in all material respects; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(i)(d) hereof, the General Disclosure Package and the Final Prospectus.

(i)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than those arising under the Amended and Restated Limited Liability Company Agreement of Crescent Energy OpCo LLC (“OpCo”), dated December 7, 2021, the Company’s Credit Agreement, the Indenture, dated as of May 6, 2021, by and among Crescent Energy Finance LLC (f/k/a Independence Energy Finance LLC), U.S. Bank National Association, as trustee, and the guarantors named therein, as amended, modified and supplemented from time to time, and the Indenture, dated as of February 1, 2023, among Crescent Energy Finance LLC, U.S. Bank National Association, as trustee, and the guarantors named therein, as amended modified and supplemented from time to time.
(j)    No Finder’s Fee. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.
(k)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed (to the extent set forth in their agreements contemplated by Exhibit A hereto) not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof (other than the Selling Stockholder as contemplated by this Agreement).
(l)    Listing. The Offered Securities will be listed on The New York Stock Exchange when issued.
(m)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state or foreign securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”), other than those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(n)    Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have (i) defensible title to all of their interests in the oil and gas properties described or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus as being owned or leased by them, title investigations, having been carried out by the Company or its subsidiaries consistent with reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to, or have valid rights to lease or otherwise use, all other real property and all personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (v) royalties, overriding royalties and other burdens under oil and gas leases, (w) those that are described or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus, (x) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (y) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (z) those that secure the revolving credit agreement entered into by the Company on May 6, 2021 (as amended to the date hereof, the “Credit Agreement”).
(o)    Easements and Rights-of-Way. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person as are necessary to enable the Company and its subsidiaries to conduct their respective business in the manner described in the Registration Statement, the General Disclosure Package and the Final Prospectus, subject to qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(p)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, certificate of formation, by-laws or limited liability company agreements or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above as otherwise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(q)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, certificate of formation, by-laws or limited liability company agreement or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any property or asset of the Company or any subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(r)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(s)    Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the General

Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(t)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is contemplated or threatened and the Company and its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors that would, in either case, reasonably be expected to have a Material Adverse Effect.
(u)    Possession of Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the conduct of the Company’s and its subsidiaries’ respective businesses does not infringe, misappropriate or otherwise violate any such rights of others; and (iii) to the knowledge of the Company, such rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person, except, in each case, as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.
(v)    Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”), if any) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data, if any, and to the protection of such IT Systems and Personal Data, if any, from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
(w)    Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except as described in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, (x) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (y) none of the Company or its subsidiaries anticipates material capital expenditures to achieve compliance with any Environmental Laws, and (iv) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed.
(x)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock”, insofar they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents or descriptions of the Offered Securities constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects, subject to the assumptions and qualifications set forth therein.
(y)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities or result in a violation of Regulation M under the Exchange Act.
(z)    Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(aa)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any applicable provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.
(bb)    Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.
(cc)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act)

that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(dd)    Litigation. Except as described in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or others.
(ee)    Financial Statements. (i) The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; (ii) the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, and presents fairly the information shown thereby; and (iii) KPMG LLP (“KPMG”) has certified the historical statement of revenues and direct operating expenses with respect to certain interests in oil and gas properties, rights and related assets in the Western Eagle Ford basin (the “July Western Eagle Ford Assets”) acquired by Javelin EF L.P., (a subsidiary of the Company) (the “Purchaser”) from Mesquite Comanche Holdings, LLC (“Comanche Holdings”) and SN EF Maverick, LLC (“SN EF Maverick,” collectively, with Comanche Holdings, the “Seller”) pursuant to that certain Purchase and Sale agreement, dated as of May 2, 2023 among the Purchaser and the Seller, incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus, and to the knowledge of the Company such financial statements and the related notes thereto present fairly in all material respects the revenues and direct operating expenses of the July Western Eagle Ford Assets for the period specified; to the knowledge of the Company, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby. The unaudited pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus.
(ff)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements of the Company included or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii)

except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock or long term indebtedness of the Company or any of its subsidiaries; (iv) there has been no material transaction entered into by the Company and any of its subsidiaries taken as a whole; (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business; and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(gg)    Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(hh)    Taxes. Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and (ii) paid all taxes due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
(ii)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other material expenditures (other than the payment of premiums due) are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from substantially similar insurers as may be necessary to continue its business.
(jj)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company and its subsidiaries, any director, officer or employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(kk)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.
(ll)    Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, or in and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.
(mm)    Other Offerings. Except in connection with the Redemption Transaction, the Company has not sold, issued or distributed any security (as defined in the Act) during the six-month period preceding the date hereof including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of the Act, other than sales pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, pursuant to outstanding options, rights or warrants or in connection with the issuance of shares of Class A Common Stock and Class B common stock, par value $0.0001 (the “Class B Common Stock”) as disclosed in the Company’s filings with the Commission.
(nn)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required, except as otherwise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(oo)    [Reserved.]
(pp)    Capitalization. All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of subsidiaries that are limited partnerships or limited liability companies, as such non-assessability may be limited by applicable state law) and all such outstanding shares of capital stock or other equity interests owned directly or indirectly by the Company are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except pursuant to the Credit Agreement.
(qq)    Independent Accountants. (i) Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States); and (ii) KPMG who have certified certain financial statements of the July Western Eagle Ford Assets are independent public accountants within the meaning of the Securities Act with respect to the July Western Eagle Ford Assets.
(rr)    Independent Reserve Engineer. Ryder Scott Company, L.P. (“Ryder Scott”), whose report is incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and who has delivered and will deliver the letters referred to in Section 7(k) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
(ss)    No Undisclosed Relationships. No material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, members, stockholders, unitholders or other affiliates of the Company, on the other, that is not so described in each of the Registration Statement, the General Disclosure Package and the Final Prospectus.
(tt)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company or its subsidiaries’ “accumulated post-

retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, in the aggregate, have a Material Adverse Effect.
(uu)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(vv)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.
(ww)    Stock Options. The Company has not granted stock options pursuant to the stock-based compensation plans of the Company or its subsidiaries.
(ii) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:
(a)    Title to Securities. The Selling Stockholder has and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date.
(b)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state or foreign securities or “Blue Sky” laws or by FINRA, other than those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(c)    No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, and the sale of the Offered Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any property or asset of the Selling Stockholder is subject; (ii) result in any violation of the provisions of the charter, certificate of formation, by-laws or limited liability company agreements or similar organizational documents of the Selling Stockholder; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above as otherwise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(d)    Final Prospectus. On its date and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(e)    General Disclosure Package. As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder specifically for use in the General Disclosure Package, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(f)    Authorization of Agreement.     This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.
(g)    No Finder’s Fee. The Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Selling Stockholder or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.
(h)    Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.
(i)    Economic Sanctions. The Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (i) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(j)    Organization and Good Standing. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.
(k)    Delivery, DTC. Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC) to such Offered Securities), (A) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the New York UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (z)

appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the New York UCC.
3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to the several Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $9.87 per share, that number of Firm Securities (rounded up or down, as determined by Wells Fargo Securities, LLC (“Wells Fargo”) in its discretion, in order to avoid fractions) obtained by multiplying 12,000,000 Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.
The Selling Stockholder will deliver the Firm Securities being purchased to or as instructed by Wells Fargo for the accounts of the several Underwriters in a form reasonably acceptable to Wells Fargo against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to Wells Fargo specified by the Selling Stockholder at the office of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York time, on March 11, 2024, or at such other time not later than seven full business days thereafter as Wells Fargo and the Selling Stockholder determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP on or before the business day prior to the First Closing Date.
In addition, upon written notice from Wells Fargo given to the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Selling Stockholder agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Wells Fargo to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Wells Fargo to the Company and the Selling Stockholder.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Wells Fargo but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Wells Fargo for the accounts of the several Underwriters in a form reasonably acceptable to Wells Fargo, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to Wells Fargo specified by the Selling Stockholder. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
5.    Certain Agreements of the Company and the Selling Stockholder. The Company agrees with the several Underwriters and the Selling Stockholder that:
(a)    Required Filings. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433. The Company will pay any registration fee for this offering within the time period required by Rule 456(b)(1) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Wells Fargo’s consent; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus; (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information; (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose; and (v) the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and, subject to Wells Fargo’s consent, file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of Wells Fargo, an amendment or supplement in the form approved by Wells Fargo which will correct such statement or omission or an amendment which will effect such compliance. Neither Wells Fargo’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)    Rule 158. As soon as practicable, Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date hereof and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(e)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Wells Fargo requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, unless otherwise agreed by the Company and Wells Fargo. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the

Underwriters all such documents.
(f)    Blue Sky Qualifications. The Company will cooperate with the Underwriters and counsel for the Underwriters to qualify the Offered Securities for sale under the laws of such jurisdictions as Wells Fargo designates and will continue such qualifications in effect so long as required for the distribution. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.
(g)    Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Wells Fargo may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
(h)    Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Wells Fargo designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the fees and expenses incident to listing the Offered Securities on The New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, the Underwriters and the Company will each be responsible for any costs and expenses that the parties may agree to in writing.
(i)    [Reserved.]
(j)    Absence of Manipulation. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(k)    Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Stock, its Class B Common Stock or any securities convertible into or exchangeable or exercisable for any of its Securities or Class B Common Stock (collectively, the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge, lend or otherwise dispose of Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up

Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Wells Fargo. Notwithstanding the foregoing, nothing shall prohibit the filing of a registration statement by the Company, pursuant to the demand rights under the Registration Rights Agreement, dated December 7, 2021, by and between the Company and the signatories thereto; provided that no Lock-Up Securities shall be sold or transferred during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that Wells Fargo consents to in writing, except the foregoing restrictions shall not apply to (i) issuances of Lock-Up Securities pursuant to this Agreement; (ii) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in the Registration Statement, the General Disclosure Package and the Final Prospectus; (iii) the units representing economic limited liability company interests in OpCo and shares of Class B Common Stock expected to be purchased by the Company substantially concurrently with the closing of the offering of the Offered Securities, in such number and as described in the Registration Statement, General Disclosure Package and the Final Prospectus; (iv) the filing of a registration statement on Form S-8 relating to securities granted or to be granted pursuant to the terms of a plan in effect as of and described in the General Disclosure Package and the Final Prospectus; and (v) issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities; provided that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the First Closing Date are issued as consideration in connection with all such acquisitions and (y) prior to the issuance of such shares of the Company’s capital stock each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(k) for the remaining term of the Lock-Up Period.
6.    Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of Wells Fargo, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Wells Fargo, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; and the Selling Stockholder represents and agrees that, without the prior consent of the Company and Wells Fargo, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Wells Fargo is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and Wells Fargo agree that any such Permitted Free Writing Prospectus is listed on Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers and of the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:
(a)    Accountant Comfort Letters.

(i)    The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte, confirming that they are a registered public accounting firm and independent public accountant within the meaning of the Securities Laws and in the form and substance reasonably satisfactory to Wells Fargo (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).
(ii)    The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG, confirming that they are a registered public accounting firm and independent public accountant within the meaning of the Securities Laws and in the form and substance reasonably satisfactory to Wells Fargo (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).
(b)    Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.
(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of Wells Fargo, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Wells Fargo, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the- counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Wells Fargo, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(d)    Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received an opinion and 10b-5 statement, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives.
(e)    Opinion of Counsel for the Selling Stockholder. The Representatives shall have received an opinion, dated such Closing Date, of (x) Debevoise & Plimpton LLP, counsel for the Selling Stockholder, and (y) Richards, Layton & Finger, P.A., counsel for the Selling Stockholder, in each case in form and substance reasonably satisfactory to the Representatives.

(f)    Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as Wells Fargo may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(g)    Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of (x) an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate; and (y) the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, confirming that the representations and warranties of such Selling Stockholder in this agreement are true and correct and that the such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
(h)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements substantially in the form set forth on Exhibit A hereto from each executive officer, director, stockholder and other equity holder, including the Selling Stockholder, of the Company specified in Schedule C to this Agreement.
(i)    FinCEN Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Selling Stockholder in form and substance reasonably satisfactory to Wells Fargo, along with such additional supporting documentation as Wells Fargo have requested in connection with the verification of the foregoing certificate.
(j)    CFO Certificate. The Representatives shall have received a certificate dated the date hereof and each Closing Date, of the Company’s chief financial officer with respect to certain financial and reserve data contained or incorporated by reference in the Registration Statement, General Disclosure Package and Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to Wells Fargo.
(k)    Reserve Engineer Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ryder Scott, in form and substance reasonably satisfactory to Wells Fargo, confirming that they are independent reserve engineers for the Company and that, as of the date of such letters, no information has come to their attention that could reasonably have been expected to cause them to withdraw their reserve report with respect to the Company.
(l)    W-9. The Selling Stockholder will deliver to Wells Fargo a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
The Selling Stockholder and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as Wells Fargo reasonably requests. Wells Fargo may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
8.    Indemnification and Contribution.
(a)    Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, included in any part thereof as of any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wells Fargo specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
(b)    Indemnification of Underwriters by Selling Stockholder. The Selling Stockholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, included in any part thereof as of any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of information in the Final Prospectus under the caption “Selling Stockholder”, provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the aggregate net proceeds (after underwriting discounts but before deducting expenses) received by the Selling Stockholder from the Underwriters for the Offered Securities sold by the Selling Stockholder hereunder.
(c)    Indemnification of Company and Selling Stockholder. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, included in any part thereof as of any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the twelfth paragraph under the caption “Underwriting”.
(d)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(e)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).
9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Wells Fargo may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Wells Fargo, the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.    Termination. The Underwriters may terminate this Agreement by notice given by Wells Fargo to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of Wells Fargo, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of Wells Fargo, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.
11.    Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 (excluding clause (ii) thereof) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, in the case of a defaulting Underwriter pursuant to Section 9, the Company shall not be obligated to reimburse such defaulting Underwriter. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wells Fargo Securities, LLC, 500 West 33rd Street New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918) and c/o Evercore Group L.L.C., 55 East 52nd Street, 35th Floor, New York, New York 10055, Attention: Equity Capital Markets (telephone: (888) 474-0200 or email: ecm.prospectus@evercore.com) or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 600 Travis Street, Suite 7200 Houston, TX 77002, Attention: General Counsel or, if sent to the Selling Stockholder, will be mailed, delivered, or telegraphed and confirmed to it at c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
14.    Representation of Underwriters. Wells Fargo will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by Wells Fargo will be binding upon all the Underwriters.
15.    Affiliated Underwriter. With respect to any Underwriter (the “Affiliated Underwriter”) who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an investor who has a direct or indirect interest in the Offered Securities being sold by the Selling Stockholder, the Offered Securities which such Affiliated Underwriter shall procure purchasers for or failing which shall underwrite, shall not include any Class A Common Stock attributable to such investor (with any such Class A Common Stock instead being allocated and sold to purchasers procured by, failing which underwritten by, the other Underwriters) and, accordingly, the fees or other amounts received by such Affiliated Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to the Class A Common Stock attributable to such investor.
16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.    Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:
(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;
(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms- length negotiations with the Representatives and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholder and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and
(d)    Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholder, including stockholders, employees or creditors of the Company.
(e)    Regulation Best Interest. The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the Offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the Offering, enter into a “lock-up” agreement, or sell any Stock at the purchase price per share determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
18.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company and the Selling Stockholder hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
19.    Waiver of Jury Trial. The Company and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 20:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CRESCENT ENERGY COMPANY
/s/ David Rockecharlie
Name: David Rockecharlie
Title: Chief Executive Officer
SIGNATURE PAGE TO
UNDERWRITING AGREEMENT

INDEPENDENCE ENERGY AGGREGATOR L.P.

By: Independence Energy Aggregator GP LLC, its general partner

By:	/s/ Todd Falk
Name: Todd Falk
Title: Vice President, Finance
[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representatives of the several Underwriters,

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

EVERCORE GROUP L.L.C,

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representatives of the several Underwriters,

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

EVERCORE GROUP L.L.C,

By:	/s/ Crystal A. Simpson
Name: Crystal A. Simpson
Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised

Wells Fargo Securities, LLC	3,660,000	549,000
Evercore Group L.L.C	3,120,000	468,000
Raymond James & Associates, Inc	1,920,000	288,000
Mizuho Securities USA LLC	1,020,000	153,000
Truist Securities, Inc	1,020,000	153,000
Stephens Inc	480,000	72,000
Tudor, Pickering, Holt & Co. Securities, LLC	480,000	72,000
Piper Sandler & Co	300,000	45,000
Total	12,000,000	1,800,000

SCHEDULE B
1.    General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
None.
2.    Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
1. The initial price to the public of the Offered Securities.

SCHEDULE C
David Rockecharlie
Brandi Kendall
Todd Falk
John Clayton “Clay” Rynd
Bo Shi
John Goff
Claire Farley
Robert Gwin
Ellis L. “Lon” McCain
Karen Simon
Erich Bobinsky
Bevin Brown
Independence Energy Aggregator L.P.
PT Independence Energy Holdings LLC

Exhibit A
Form of Lock-Up Agreement
[Insert date]
Crescent Energy Company
600 Travis Street, Suite 7200
Houston, Texas 77002
Wells Fargo Securities, LLC
Evercore Group L.L.C.
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
c/o Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Ladies and Gentlemen:
As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of Class A Common Stock and in consideration thereof, with respect to the Class A Common Stock, Class B Common Stock or any securities convertible into or exchangeable for any of its Class A Common Stock or Class B Common Stock (collectively, the “Securities”) of Crescent Energy Company, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, lend or otherwise dispose of, directly or indirectly, any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, loan or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Wells Fargo Securities, LLC (the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities. Notwithstanding the foregoing, nothing shall prohibit the filing of a demand registration statement by the Company pursuant to the demand rights under the Registration Rights Agreement, dated December 7, 2021, by and between the Company and the signatories thereto; provided that no Securities shall be sold or transferred during the Lock-Up Period. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Underwriting Agreement.
The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.
Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. These restrictions shall not apply to (a) (I) the transactions contemplated by the Underwriting Agreement and (II) the units representing economic limited liability company interests in Crescent Energy OpCo LLC (“OpCo”) and shares of Class B Common Stock of the Company expected to be purchased by the Company and/or OpCo substantially concurrently with the closing of the Offering, in such number and as described in the Underwriting Agreement, including the Optional Securities, (b) any transactions relating to Securities acquired in the open market after the closing of the Offering; provided that, with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period, (c) any exercise of options or vesting, settlement or exercise of any other equity-based award, in each case, granted pursuant to the Company’s equity incentive plans (including the Crescent Energy Company 2021 Equity Incentive Plan and

Crescent Energy Company 2021 Manager Incentive Plan) or any other plan or agreement in effect as of the Public Offering Date that is described in the Registration Statement, the General Disclosure Package or the Final Prospectus, as applicable, and any transactions relating to the net withholding or net exercise of equity-based awards or Securities by the Company for the payment of taxes or the exercise price due upon such exercise, settlement or vesting; provided that any Securities received upon such exercise, settlement or vesting will also be subject to this Lock-Up Agreement; provided, further, that with respect to clause (c) if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of the Securities in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, (d) transfers as a bona fide gift or gifts, (e) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (f) transfers by testate or intestate succession, (g) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, (h) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (I) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (II) as part of a distribution to members or shareholders of the undersigned; provided that in each transfer pursuant to the foregoing clauses (d)-(h), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5); provided further that, with respect to clause (h), if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of the Securities in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, (i) (I) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act or (II) sales pursuant to any Rule 10b5-1 Plan currently in effect on the date hereof; provided, however, that with respect to clause (I), no sales or transfers of Securities shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); and provided further, that with respect to clauses (I) and (II), no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan and, with respect to clause (I), no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan, [or] (j) a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Securities and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement, [or (k) the pledge, hypothecation or other granting of a security interest in shares of the Securities or securities convertible into or exchangeable for the Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit; provided that the undersigned shall provide the Representative with prior written notice informing it of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest; and provided further that no transfer upon foreclosure upon such Securities to such lending institution shall be made during the Lock-Up Period].1 A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up
1 NTD: To be included for lock-ups delivered by entities only.

Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.
[To the extent any restriction contained herein is waived by the Representative with respect to either of PT Independence Energy Holdings LLC or Independence Energy Aggregator L.P., the Representative agrees to also waive on a concurrent basis such restriction with respect to PT Independence Energy Holdings LLC or Independence Energy Aggregator L.P., as the case may be.]2
In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
Notwithstanding anything in this Lock-Up Agreement to the contrary, it is understood and agreed that, in the event of the release of any party listed in Schedule C to the Underwriting Agreement (collectively, the “Lock-Up Parties”) from any or all of the obligations hereunder, the Representative shall promptly notify and endeavor to release the undersigned to the same relative extent as the released Lock-Up Party.
The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering of the Class A Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any underwriter is making such a recommendation.
This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 20, 2024. This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature page follows]
2 NTD: PT Independence Energy Holdings LLC and Independence Energy Aggregator L.P. only.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)
Name:
(please print full name)
Address:	Address: